Exhibit 10.11

AMENDMENT NO. 1

TO THE

CLAIRE’S HOLDINGS LLC

2018 MANAGEMENT EQUITY INCENTIVE PLAN

This Amendment No. 1 (this “Amendment”) to the Claire’s Holdings LLC 2018 Management Equity Incentive Plan, as amended from time to time (the “Plan”), is made effective as of this 1st day of August, 2019.

WHEREAS, Claire’s Holdings LLC (the “Company”) maintains the Plan;

WHEREAS, pursuant to Section 16(a) of the Plan, the Company’s Board of Managers (the “Board”) may, at any time and from time to time, amend the Plan; and

WHEREAS, the Board desires to amend the Plan to permit Awards (as defined in the Plan) to be made to certain recipients who may not be natural persons, pursuant to the terms of the Plan.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Capitalized Terms. Capitalized terms that are not defined in this Amendment shall have the meanings ascribed thereto in the Plan.

2. Amendment to the Plan. The Section 2(q) of the Plan is amended in its entirety to read as follows:

“(q) “Eligible Person” means (1) each employee of any member of the Company Group, including each such person who may also be a director or manager of any member of the Company Group, (2) each non-employee director or manager of any member of the Company Group (and, in the case of a non- employee director or manager who is an employee, partner, member or other agent or service provider of an Investor, any entity affiliated with such Investor and designated by such non-employee director or manager, as approved by the Board), (3) each other person or entity who provides substantial services to any member of the Company Group, and (4) any natural person who has been offered employment by any member of the Company Group; provided, that such prospective employee may not receive any payment or exercise any right relating to an Award until such person has commenced employment with any member of the Company Group. An employee on an approved leave of absence may be considered as still in the employ of a member of the Company Group for purposes of eligibility for participation in the Plan.”

3. Ratification and Confirmation. Except as specifically amended by this Amendment, the Plan is hereby ratified and confirmed in all respects and remains valid and in full force and effect.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware without reference to the principles of conflicts of laws thereof.

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